                                                                  EXHIBIT 10.150

WAIVER AND FOURTH AMENDMENT TO CREDIT AGREEMENT


THIS WAIVER AND FOURTH AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of July 21, 1995, is entered into by and among AST RESEARCH INC., a Delaware corporation (the "Company"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent (in such capacity, the "Administrative Agent"), Co-Agent and Issuing Bank, NATIONAL WESTMINSTER BANK PLC, SHAWMUT BANK, N.A. and CIBC INC., each as Co-Agent (in such capacity, collectively, the "Co-Agents"), and the several financial institutions party to the Credit Agreement (collectively, the "Banks").


RECITALS

     A. The Company, the Banks, the Administrative Agent and the Co-Agents are parties to a Credit Agreement dated as of September 30, 1993, as amended by that certain First Amendment to Credit Agreement dated as of March 30, 1994, that certain Second Amendment to Credit Agreement dated as of April 27, 1994, and that certain Third Amendment to Credit Agreement dated as of December 23, 1994 (as so amended, the "Credit Agreement",) pursuant to which the Banks have extended certain credit facilities to the Company, subject to terms and conditions thereof.

     B. All Obligations of the Company under the Credit Agreement and the other Loan Documents are secured in accordance with Collateral Documents.

     C. AST Canada, Inc., AST Europe Limited, AST Research France S.A.R.L. and AST Sweden AB (collectively, the "Bridge Loan Borrowers"), the Company, as guarantor of the Bridge Loan Borrowers' obligations to BofA, and BofA, are parties to a Credit Agreement dated as of February 9, 1995, as amended by that certain First Amendment to Credit Agreement dated as of April 5, 1995, and that certain Waiver and Second Amendment to Credit Agreement dated as of July 21, 1995 (as so amended, the "Bridge Loan Facility"), pursuant to which BofA has agreed to make revolving advances to the Bridge Loan Borrowers in a maximum aggregate amount of $50,000,000 through August 31, 1995, subject to the terms and conditions thereof.

     D. The Company and Samsung Electronics Co., Ltd. (the "Purchaser") are parties to a Stock Purchase Agreement dated as of February 27, 1995, as amended by that certain Amendment No. 1 to Stock Purchase Agreement dated as of June 1, 1995 (as so amended, the "Stock Purchase Agreement"), pursuant to which the Purchaser has agreed (i) to acquire from the Company certain shares of the Company's common stock and (ii) to offer to purchase from shareholders certain shares of the Company's common stock.

     E. The Company has reported to the Administrative Agent, the Co-Agents and the Banks that an Event of Default exists on the date of this Agreement under
Section 9.1(d) of the Credit Agreement as a consequence of a breach of the negative covenant set forth at Section 8.11 of the Credit Agreement as a result of the net loss incurred by the Company for the fiscal quarter ended July 1, 1995 (the "Existing Default").

     F. The Company, the Banks, the Administrative Agent and the Co-Agents are parties to a Waiver to Credit Agreement dated as of July 5, 1995 (the "Limited Waiver"), pursuant to which the Banks waived the Existing Default solely for the purpose of permitting the continuation of Committed Borrowing of Offshore Committed Loans having the following amounts and maturity dates: (i) $25,000,000 due July 5, 1995, (ii) $10,000,000 due July 12, 1995, (iii) $10,000,000 due July
17, 1995 and (v) $18,000,000 due July 19, 1995, in each case for an Interest Period not to exceed one month.

     G. Notwithstanding the Limited Waiver, the Existing Default has not been waived and continues in effect for all other purposes of the Credit Agreement and the other Loan Documents, and the Banks may exercise any or all of their rights and remedies with respect to the Existing Default at any time, including during the Interest Period of the Committed Offshore Loans referred to above.

     H. The Company has reported to the Administrative Agent, the Co-Agents and the Banks that Events of Default may exist on the date of this Agreement under
Section 9.1(d) of the Credit Agreement as a consequence of the breach of the negative covenants set forth at Sections 8.8, 8.10, and 8.13 of the Credit Agreement as of the last day of the fiscal quarter ended July 1, 1995 (collectively, the "Additional Defaults").

     I. The Company has requested that the Banks waive the Existing Default and the Additional Defaults through August 31, 1995, subject to the Early Termination Events set forth herein, and to make certain amendments to the Credit Agreement. The Banks are willing to waive the Existing Default and the Additional Defaults through August 31, 1995, subject to the Early Termination Events set forth herein, and to amend the Credit Agreement, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, for the valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

     2.  Waiver.

     (a) Commencing on the Effective Date, and subject to the terms and conditions hereof, the Banks hereby waive the Existing Default and the Additional Defaults through and including August 31, 1995; provided, that the Existing Default and the Additional Defaults shall immediately and automatically continue in effect for all purposes on September 1, 1995, and provided further, that such waiver shall immediately and automatically terminate and the Existing Default and the Additional Defaults shall continue in effect for all purposes if any of the following (each, an "Early Termination Event") occurs:

               (i) either the Company or the Purchaser terminates the Stock Purchase Agreement in accordance with its terms, or repudiates, rescinds or disputes the effectiveness of any term or provision of the Stock Purchase Agreement, or the Stock Purchase Agreement terminates for any other reason; or the Stock Purchase Agreement is amended so as to permit the purchase and sale of the Company's common stock thereunder after August 31, 1995;

               (ii) any statute, rule, regulation, order, decree, ruling or other action is entered, promulgated, enforced or threatened by any Governmental Authority, which purports to adversely affect, or pertain in an adverse manner to, the Stock Purchase Agreement or any of the transactions contemplated thereby; or any action, suit, proceeding, claim or dispute, at law, in equity, in arbitration or before any Governmental Authority, is commenced or threatened against the Company, which purports to adversely affect, or pertain in an adverse manner to, the Stock Purchase Agreement or any of the transactions contemplated thereby, and which remains undismissed, unsatisfied, unvacated or unstayed seven Business Days after the commencement or threat thereof; or any injunction, writ, temporary restraining order or other order of any nature is issued by any court or other Governmental Authority purporting to prohibit, restrain, enjoin, or restrict the execution, delivery or performance of the Stock Purchase Agreement or directing that the transactions provided for therein not be consummated as therein provided, and the enforcement thereof is not released, vacated or stayed within seven Business Days after the entry thereof;

               (iii) any approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority necessary or required in connection with the execution, delivery or performance by the Company or the Purchaser of the Stock Purchase Agreement, which has been obtained or made by the Company or the Purchaser is, in whole or in part, revoked or rescinded, or otherwise ceases to be in full force and effect;

               (iv) the Purchaser shall purchase only the First Issuance Shares (as defined in the Stock Purchase Agreement), or the cash proceeds received by the Company in connection with the sale of the First Issuance Shares and the Second Issuance Shares (as such terms are defined in the Stock Purchase Agreement), net of reasonable out-of-pocket costs and expenses paid or incurred by the Company in connection therewith, is less than $200,000,000;

               (v) the commitment of BofA to extend credit under the Bridge Loan Facility terminates prior to the consummation of the sale of the First Issuance Shares and the Second Issuance Shares (as such terms are defined in the Stock Purchase Agreement); or BofA takes any action for the purpose of collecting the obligations owing to it under the Bridge Loan Facility, or exercises any rights or remedies available to it with respect to the Bridge Loan Facility as a result of the Existing Default or any of the Additional Defaults;

               (vi) the Company shall commence, or have commenced against it, or undertake, any Insolvency Proceeding;

               (vii) any representation or warranty by the Company made herein is incorrect in any material respect on or as of the date made, or the Company fails to perform or observe any term, covenant or agreement contained herein;

               (viii) the Company shall repudiate, rescind or dispute the effectiveness of any term or provision of this Agreement, the Credit Agreement or any other Loan Document; or

               (ix) there occurs any Event of Default other than the Existing Default and the Additional Defaults.


Nothing contained herein shall be deemed to imply any obligation on the part of the Banks to renew or extend the waiver period provided herein; nor shall the failure of the Company to close the sale of its common stock to the Purchaser pursuant to the Stock Purchase Agreement by August 31, 1995 imply any obligation on the part of the Banks to renew or extend the waiver period provided herein.

     (b) Subject to the subsection 2(a) hereof, nothing contained herein shall be deemed a waiver of or otherwise affect the Administrative Agent's, the Co-Agent's or the Banks' ability to enforce their rights and remedies as a result of the Existing Default or any of the Additional Defaults.

     (c) Nothing contained herein shall be deemed a waiver of or otherwise affect the Administrative Agent's, the Co-Agent's or the Banks' ability to enforce their rights and remedies as a result of any other default or Event of Default, including without limitation (i) any default or Event of Default as may now or hereafter exist and arise from or otherwise be related to the Existing Default or any of the Additional Defaults (including without limitation any cross-default arising under the Credit Agreement by virtue of any matters resulting from the Existing Default or any of the Additional Defaults), and (ii) any default or Event of Default arising at any time after the Effective Date and which is the same as the Existing Default or any of the Additional Defaults.

     3.   Amendment to Credit Agreement

          (a)  The definition of the term "Applicable Margin" set forth in
Section 1.1 of the Credit Agreement shall be amended and restated as follows:

          "'Applicable Margin' means, for any day prior to August 1, 1995, with respect to any Reference Rate Loan, CD Rate Loan or Offshore Committed Loan, the applicable margin (on a per annum basis) set forth below opposite the Utilization Amount for such date:

                                                        Offshore
                            Reference     CD Rate       Committed
                            Rate Loan     Loan          Loan
     Utilization            Applicable    Applicable    Applicable
     Amount                 Margin        Margin        Margin

     Less than or           0.000%        1.375%        1.250%
     equal to
     $125,000,000

     Greater than           0.000%        1.625%        1.500%
     $125,000,000


and for any day on or after August 1, 1995, with respect to any Reference Rate Loan, CD Rate Loan or Offshore Committed Loan, the applicable margin (on a per annum basis) set forth below opposite the Utilization Amount for such date.


                                                        Offshore
                            Reference     CD Rate       Committed
                            Rate Loan     Loan          Loan
     Utilization            Applicable    Applicable    Applicable
     Amount                 Margin        Margin        Margin

     Less than or           0.500%        1.875%        1.750%
     equal to
     $125,000,000

     Greater than           0.500%        2.125%        2.000%
     $125,000,000


     The Applicable Margin shall be adjusted automatically as to all Loans then outstanding as of the effective date of any change in the Utilization Amount and on August 1, 1995."

          (b) Schedule 2.1 to the Credit Agreement shall be superseded and replaced by Schedule 2.1 attached to this Agreement.

     4.   Effective Date.  This Agreement, including the waiver set forth in
Section 2(a) hereof and the amendments to the Credit Agreement set forth in
Section 3 hereof, will become effective as of July 21, 1995 (the "Effective Date"), provided that each of the following conditions precedent is satisfied.

          (a) The Administrative Agent has received from the Company and the Majority Banks a duly executed original (or, if elected by the Administrative Agent, an executed facsimile copy) of this Agreement.

          (b) All representations and warranties contained herein are true and correct as of the Effective Date.

          (c) The Administrative Agent has received from the Company, for the ratable account of each Bank in accordance with its Commitment Percentage, a non-refundable fee equal to 0.25% of the Aggregate Commitment as reduced by this Agreement, which amount the Company hereby covenants to pay to the Administrative Agent on demand.

     5. Representations and Warranties of the Company. As a material inducement for the Banks to enter into this Agreement, the

Company hereby represents and warrants to the Administrative Agent, the Co-Agents and the Banks as follows:

          (a) Other than the Existing Default and the Additional Defaults, no Default or Event of Default has occurred and is continuing.

          (b) The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.

          (c) The Credit Agreement, as amended by this Agreement, and the other Loan Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, without defense, counterclaim or offset, and all Obligations of the Company under the Credit Agreement and the other Loan Documents are secured in accordance with the Collateral Documents.

          (d) Subject to the Existing Default and the Additional Defaults, all representations and warranties of the Company contained in the Credit Agreement and the other Loan Documents are true and correct.

          (e) The Stock Purchase Agreement is in full force and effect, and has not been terminated by either party; and the Company and the Purchaser have obtained or made all approvals, consents, exemptions, authorizations or other actions by, or notices to, or filings with, any Governmental Authority necessary or required in connection with the execution, delivery or performance by the Company and the Purchaser of the Stock Purchase Agreement, all of which are in full force and effect.

          (f) The Company is entering into this Agreement on the basis of its own investigation and for its own reasons, without reliance upon the Administrative Agent, the Co-Agents, the Banks or any other Person.

     6. Covenants of the Company. As a material inducement for the Banks to enter into this Agreement, the Company hereby covenants and agrees with and in favor of the Administrative Agent, the Co-Agent and the Banks, promptly to notify the Administrative Agent of the occurrence of any Early Termination Event, and of the occurrence or existence of any event or circumstance that foreseeably will become an Early Termination Event.

     7. Reservation of Rights. The Company acknowledges and agrees that none of the Administrative Agent's, the Co-Agents' or the Banks' forbearance in exercising their rights and remedies in connection with the Existing Default and the Additional Defaults nor the execution and delivery by the Administrative Agent, the Co-Agents and the Banks of this Agreement or the Limited Waiver, shall be deemed (a) to create a course of dealing or otherwise obligate the Administrative Agent, the Co-Agents or the Banks to forbear or execute similar agreements or waivers under the same or similar circumstances in the future, or
(b) to waive, relinquish or impair any right of the Administrative Agent, the Co-Agents or the Banks to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to the Existing Default or any of the Additional Defaults.

     8.   Miscellaneous

          (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Agreement. This Agreement shall be deemed incorporated into, and a part of, the Credit Agreement.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Agreement.

          (c) This Agreement shall be governed by and construed in accordance with the law of the State of California.

          (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or, if elected by the Administrative Agent, an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Administrative Agent of a facsimile transmitted document purportedly bearing the signature of a Co-Agent, a Bank or the Company shall bind such Co-Agent, Bank or the Company, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Administrative Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Administrative Agent.

          (e) This Agreement, together with the Credit Agreement and the other Loan Documents, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Agreement supersedes all prior drafts and communications with respect thereto. This Agreement may not be amended except in accordance with the provisions of
Section 11.1 of the Credit Agreement.

          (f) If any term or provision of this Agreement shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Agreement, the Credit Agreement or the other Loan Documents, respectively.

          (g) The Company covenants to pay to or reimburse the Administrative Agent, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Agreement and the administration of the Existing Default and the Additional Defaults.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                           AST RESEARCH, INC.


                           By:    /s/BRUCE C. EDWARDS
                           Title: Executive Vice President and
                                  Chief Financial Officer



                           By:    /s/DENNIS R. LEIBEL
                           Title: Senior Vice President, Legal and
                                  Treasury Operations



                           BANK OF AMERICA NATIONAL TRUST AND
                           SAVINGS ASSOCIATION, as Administrative
                           Agent and Co-Agent



                           By:    /s/WENDY M. YOUNG
                           Title: Vice President

                           BANK OF AMERICA NATIONAL TRUST AND
                           SAVINGS ASSOCIATION, as a Bank and
                           Issuing Bank


                           By:    /s/KEVIN MCMAHON
                           Title: Vice President



                           NATIONAL WESTMINSTER BANK PLC, as Co-
                           Agent and a Bank


                           By:    /s/DANIEL R. DORNBLASER
                           Title: Vice President



                           SHAWMUT BANK, N.A., as Co-Agent
                           and a Bank


                           By:    /s/FRANK H. BENESH III
                           Title: Director



                           CIBC INC., as Co-Agent and a Bank



                           By:    /s/JAMES E. ANDERSON
                           Title: Managing Director



                           BANQUE NATIONAL DE PARIS


                           By:    /s/CLIVE BETTLES
                           Title: Senior Vice President and
                                  Manager

                           By:    /s/TJALLING TERPSTRA
                           Title: Vice President



                           SANWA BANK CALIFORNIA


                           By:
                           Title:



                           CITICORP USA, Inc.


                           By:    /s/JAMES J. SHERIDAN
                           Title: Vice President

                           COMMONWEALTH BANK OF AUSTRALIA


                           By:    /s/RAY DE LUCIA
                           Title: Executive Vice President and
                                  General Manager



                           The INDUSTRIAL BANK OF JAPAN,
                           Ltd, Los Angeles Agency



                           By:    /s/CARL-ERIC BENZINGER
                           Title: Vice President



                           The LONG-TERM CREDIT BANK OF JAPAN,
                           Ltd., Los Angeles Agency



                           By:    /s/MOTOKAZU UEMATSU
                           Title: Deputy General Manager



                           ROYAL BANK OF CANADA


                           By:    /s/MICHAEL A. COLE
                           Title: Manager



                           ABN AMRO BANK N.V., LOS
                           ANGELES INTERNATIONAL BRANCH


                           By:    /s/ELLEN M. COLEMAN
                           Title: Assistant Vice President

                           By:    /s/JOHN A. MILLER
                           Title: Vice President

                           THE NIPPON CREDIT BANK, LTD., LOS
                           ANGELES AGENCY


                           By:    /s/SHINSUKE BABA
                           Title: Deputy General Manager



                           YASUDA TRUST AND BANKING COMPANY,
                           LIMITED


                           By:    /s/KATSUHITO TONOOKA
                           Title: General Manager

SCHEDULE 2.1

COMMITMENTS


                                        Commitment       Commitment
Banks                                   Amount           Percentage

Bank of America National Trust          $ 27,750,000.00    15.000000000%
and Savings Association


CIBC, Inc.                              $ 24,666,666.67    13.333333333%


National Westminster Bank Plc           $ 21,583,333.33    11.666666666%


Shawmut Bank, N.A.                      $ 16,444,444.45     8.888888888%


Banque Nationale De Paris               $ 12,333,333.33     6.666666666%


Sanwa Bank California                   $ 12,333,333.33     6.666666666%


Citicorp USA, Inc.                      $ 12,333,333.33     6.666666666%


Commonwealth Bank of Australia          $  9,250,000.00     5.000000000%


The Industrial Bank of Japan, Ltd.,     $  9,250,000.00     5.000000000%
 Los Angeles Agency


The Long-Term Credit Bank               $  9,250,000.00     5.000000000%
 of Japan, Ltd., Los Angeles Agency


Yasuda Trust and Banking Company,       $  8,222,222.22     4.444444444%
 Limited


Royal Bank of Canada                    $  7,708,333.33     4.166666666%


ABN AMRO Bank N.V., Los Angeles         $  7,708,333.33     4.166666666%
 Branch


The Nippon Credit Bank Ltd.,            $  6,166,666.67     3.333333333%
 Los Angeles Agency



                         TOTAL          $185,000,000.00   100.000000000%